UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2012

Riviera Holdings Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-21430	88-0296885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Las Vegas Boulevard South Las Vegas, Nevada	89109-1931
(Address of Principal Executive Offices)	(Zip Code)

(702) 794-9590

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on September 24, 2012, the Board of Directors of Riviera Holdings Corporation (the "Company") appointed Paul Roshetko, age 54, as the Company's Chief Financial Officer and Treasurer. Further, Mr. Roshetko was also appointed as the Chief Financial Officer, Treasurer and Vice President – Finance of the Company's wholly-owned subsidiary Riviera Operating Corporation ("ROC").

Mr. Roshetko fills these positions vacated by Mr. Larry King, who separated from these positions effective on September 24, 2012. Mr. King will stay on with the Company and its subsidiaries in an advisory role through October 20, 2012, and the Company has agreed to compensate Mr. King through January 20, 2013.

The Company will pay Mr. Roshetko an annual base salary of $175,000 and reimburse him for his health insurance expenses.

Mr. Roshetko is a Certified Public Accountant and brings over 25 years of experience in the hospitality industry, primarily in the area of finance and accounting. Before joining the Company, Mr. Roshetko was the Principal of Roshetko Consulting from October 2007, providing temporary and part-time CFO and consulting services to a variety of clients in the hospitality and real estate industries. Mr. Roshetko also served as a Member of the Official Committee of Unsecured Creditors in the Herbst Gaming bankruptcy from April 2008 through January 2011, after having served as the Director of Corporate Finance at Herbst Gaming, a casino operator, between April 2007 and September 2007. Prior to that, Mr. Roshetko served as Executive Vice President and Division Chief Financial Officer for MGM Resorts International, a global hospitality company, between March 1999 and April 2007, during which time his division grew to eight hotel/casinos. Mr. Roshetko also served as Vice President and Treasurer of Primadonna Resorts, Inc., a hospitality company, from August 1996 until it was acquired by MGM Resorts International in March 1999. Mr. Roshetko served as Vice President of Finance and Administration for President Casinos, Inc., a gaming company and casino operator, between June 1993 and June 1996. Mr. Roshetko also served in a variety of senior finance and accounting positions for Aztar Corporation, a hospitality company, and its predecessor Ramada Inc., a hospitality company, between June 1987 and June 1993. Mr. Roshetko received a Bachelor of Science degree in Accounting from The University of Akron in 1981, and received a Master of Business Administration from the University of Phoenix in 1991.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2012	RIVIERA HOLDINGS CORPORATION

	By:	/s/ Tullio Marchionne
		Name:	Tullio Marchionne
		Title:	Secretary

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